Exhibit 10.9

COPYRIGHT ASSIGNMENT OF SECURITY

WHEREAS, SquareTwo Financial Corporation a corporation formed under the laws of Delaware, located at 4340 S. Monaco, Denver, CO 80237 (the “Grantor”) is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth under Grantor’s name in Schedule A  attached hereto (the, “Copyrights”);

WHEREAS, Grantor is obligated to GMAC COMMERCIAL FINANCE LLC (“GMAC CF”) and various other financial institutions (collectively, “Lenders”) and GMAC CF as agent for Lenders (“Agent”) pursuant to (i) a certain Loan Agreement, dated the date hereof, among Agent, Lenders, Grantor and the other credit parties named therein and (ii) a certain Security Agreement, dated the date hereof, among Grantor, certain other credit parties named therein and Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Agent for its benefit and for the ratable benefit of Lenders a security interest in the security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby assign unto Agent for its benefit and for the ratable benefit of Lenders and grant to Agent for its benefit and for the ratable benefit of Lenders a security interest in and to the Copyrights, and the copyright registrations and applications therefor, which assignment and security interest shall secure all the Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Agent and Lenders with respect to the assignment and security interest granted hereby are more fully set forth in the Agreements.

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IN WITNESS WHEREOF, the undersigned have executed this Grant as of the 7th day of April, 2010.

SQUARETWO FINANCIAL CORPORATION

By:	/s/ Paul A. Larkins
Name: Paul A. Larkins
Title: President and Chief Executive Officer

GMAC COMMERCIAL FINANCE LLC, as Agent

By:	/s/ Thomas Maiale
Name: Thomas Maiale
Title: Director

STATE OF Colorado	)
: ss.:
COUNTY OF Denver	)

On this 7 day of April, 2010, before me personally came Paul A. Larkins, to me known, who, being by me duly sworn, did depose and say that he is the President of SQUARETWO FINANCIAL CORPORATION, the corporation/limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the directors/members of said corporation/limited liability company.

/s/ Kelly Ackerman
Notary Public

Kelly Ackerman
Notary Public
State of Colorado
My Commission Expires 12/19/2012

STATE OF New York	)
: ss.:
COUNTY OF New York	)

On this      day of April 2010, before me personally came Thomas Miaile, to me known, who, being by me duly sworn, did depose and say that he is Director of GMAC COMMERCIAL FINANCE LLC, the financial institution described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said financial institution .

/s/ Eugenia H. Hunt
Notary Public

Eugenia H. Hunt
Notary Public, State of New York
No. 01HU4880570
Qualified in Queens County
Commission Expires 12/15/2010

SCHEDULE A

Schedule A to a Copyright Assignment of Security dated April 7, 2010, by and between Grantor and GMAC Commercial Finance LLC, as Agent

TITLE	REGISTRATION NUMBER
Success Through America’s Recovery Specialists (STARS)-Client	TX 4-926-335
Supplement	TX 5-130-092
Success Through America’s Recovery Specialists (STARS)-Server	TX 889-233
Supplement	TX 937-910